Exhibit 99.1

Schrödinger Reports Second Quarter 2022 Financial Results

Software Revenue of $30.0 Million, a 25 Percent Increase Over Second Quarter of 2021; Total Revenue of $38.5 Million, up 29 Percent Over Second Quarter of 2021

Company Maintains Full-Year 2022 Financial Outlook

Phase 1 Clinical Study of SGR-1505, Schrödinger’s MALT1 Inhibitor, On-Track to Begin in the Fourth Quarter of 2022

New York, August 4, 2022 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the second quarter of 2022.

“We are very pleased with our performance for the quarter and for the first six months of 2022, with both software and drug discovery revenue contributing to strong growth, and our cash position is strong,” stated Ramy Farid, Ph.D., chief executive officer at Schrödinger. “Additionally, we are seeing continued progress across our collaborative and internal drug discovery pipeline. In the second quarter, our investigational new drug application for our MALT1 inhibitor, SGR-1505, was cleared to proceed to Phase 1 clinical development. We are on track to initiate our Phase 1 study of SGR-1505 in patients with relapsed or refractory B-cell lymphoma in the fourth quarter of 2022.”

Second Quarter 2022 Financial Highlights

	Three Months Ended
	June 30,
	2022	2021	% Change
	(in millions)
Total revenue	$38.5	$29.8	29%
Software revenue	30.0	24.1	25%
Drug discovery revenue	8.5	5.7	48%

Gross profit	$17.1	$12.0	43%
Software gross margin	76%	77%

Operating expenses	$60.6	$42.3	43%
Other income (expense)	$(4.2)	$(4.6)
Net loss	$(47.7)	$(35.0)

At June 30, 2022, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $513 million, compared to approximately $529 million at March 31, 2022.

Recent Company Highlights

Collaborative Programs and Internal Pipeline

•

In June, Schrödinger announced that its investigational new drug (IND) application for its MALT1 inhibitor, SGR-1505, was cleared to proceed to Phase 1 clinical development. Schrödinger expects to initiate a Phase 1 trial of SGR-1505 in patients with relapsed or refractory B-cell lymphoma in the fourth quarter of 2022. The planned multi-center, dose-escalation study will be conducted in patients with relapsed or refractory B-cell lymphoma to evaluate the safety, pharmacokinetics, pharmacodynamics, and early signals of clinical activity of SGR-1505 as a monotherapy. Once the recommended dose is determined, an expansion cohort is planned to evaluate SGR-1505 in combination with other anti-cancer agents, such as BTK and BCL-2 inhibitors, in patients with specific B-cell malignancies.
•

Schrödinger continues to optimize multiple lead series within its Wee1 program and expects to select a Wee1 development candidate with a differentiated profile by the end of this year and to submit an IND at the end of 2023. Wee1 is emerging as a potentially important therapeutic target for a range of solid tumors, including ovarian and uterine cancer.

•

Schrödinger continues to advance its CDC7 inhibitor, SGR-2921, through IND-enabling studies. The company expects to submit an IND to the U.S. Food and Drug Administration (FDA) in the first half of 2023 and to initiate a Phase 1 clinical study in the second half of 2023, subject to regulatory clearance. Targeting proteins such as CDC7 that play important roles in DNA replication and replication stress is gaining momentum as a new therapeutic approach based on the proliferative capacity of cancer cells to bypass DNA damage responses.

•

Schrödinger is progressing multiple undisclosed research programs in the areas of oncology and immunology. In the first half of this year, the company added four new programs to its wholly-owned pipeline, for a total of six early discovery programs, including targets with first-in-class potential.

•

The company’s collaborative programs continue to progress through discovery, preclinical and clinical development. A total of eight collaborative programs are in the clinic, which underscores the impact of its platform.

Underlying Science

•

Schrödinger continues to make scientific advances underlying the predictive power of the company’s computational platform. Schrödinger scientists were authors on seven recent publications in peer-reviewed life sciences and materials science journals, including the publication of data validating the use of the company’s recently developed next-generation induced fit docking methods to optimize homology models to enable predictive modeling of targets where experimental structures have been unavailable, broadening the applicability of Schrödinger’s platform. Additionally, Nimbus Therapeutics and Schrödinger scientists co-authored a manuscript based on data from the companies’ ongoing collaboration describing how Schrödinger’s predictive computational methods accelerated Nimbus’s discovery of potent, selective Tyk2 inhibitors with activity in preclinical models of psoriasis.

•

In June, Schrödinger hosted its second annual Educator’s Day, which brought together educators from across the globe to discuss the growing opportunity for incorporating computational tools in the classroom. Schrödinger is committed to empowering and training the next generation of computational scientists, and Educator’s Day is one component of Schrödinger’s ongoing educational initiatives.

2022 Financial Outlook

As of August 4, 2022, Schrödinger maintained the following expectations for the fiscal year ending December 31, 2022:

•	Total revenue expected to range from $161 million to $181 million, representing 17 percent to 31 percent growth over 2021
•	Total software revenue expected to range from $126 million to $136 million, representing 11 percent to 20 percent growth over 2021
•	Total drug discovery revenue expected to range from $35 million to $45 million, representing 42 to 82 percent growth over 2021
•	Operating expense growth is expected to be slightly lower than the 42 percent reported for the year ended December 31, 2021
•	Software gross margin percentage is expected to be in the mid-70s

For the third quarter of 2022, software revenue is expected to range from $23 million to $25 million.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its second quarter 2022 financial results on Thursday, August 4, 2022, at 4:30 p.m. ET. The live webcast can be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. To participate in the live call, please register for the call here. It is recommended that participants register at least 15 minutes in advance of the call. Once registered, participants will receive the dial-in information. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 700 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com follow us on LinkedIn and Twitter, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding Schrödinger’s expectations about the speed and capacity of its computational platform, its financial outlook for the fiscal year ending December 31, 2022, and third quarter ending September 30, 2022, its progress towards achieving its key strategic goals, its plans to continue to invest in research and its strategic plans to accelerate the growth of its software business and advance its collaborative and internal drug discovery programs, its ability to improve and advance the science underlying its platform, the timing of potential IND submissions as well as initiation of clinical trials for its internal drug discovery programs, the potential of SGR-1505 to be used for the treatment of certain B-cell lymphomas, the therapeutic potential of SGR-2921, the therapeutic potential of its Wee1 inhibitors, as well as expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software solutions, its ability to further develop its computational platform, its reliance upon third-party providers of cloud-based infrastructure to host its software solutions, its reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission on August 4, 2022, as well as future filings and reports by the company. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, Schrödinger undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Jaren Irene Madden (Investors)

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Tracy Lessor (Media)

Schrödinger, Inc.

tracy.lessor@schrodinger.com

617-519-9827

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Software products and services	$30,011	$24,052	$63,092	$50,392
Drug discovery	8,458	5,732	24,040	11,519
Total revenues	38,469	29,784	87,132	61,911
Cost of revenues:
Software products and services	7,101	5,641	14,612	11,547
Drug discovery	14,234	12,163	27,403	22,220
Total cost of revenues	21,335	17,804	42,015	33,767
Gross profit	17,134	11,980	45,117	28,144
Operating expenses:
Research and development	31,123	21,092	58,945	42,540
Sales and marketing	7,428	5,380	14,099	10,619
General and administrative	22,056	15,850	44,189	29,239
Total operating expenses	60,607	42,322	117,233	82,398
Loss from operations	(43,473)	(30,342)	(72,116)	(54,254)
Other income (expense):
Gain (loss) on equity investments	11,828	—	11,828	(1,781)
Change in fair value	(15,700)	(4,918)	(21,864)	19,906
Other (expense) income	(296)	357	32	777
Total other (expense) income	(4,168)	(4,561)	(10,004)	18,902
Loss before income taxes	(47,641)	(34,903)	(82,120)	(35,352)
Income tax expense	33	67	5	141
Net loss	(47,674)	(34,970)	(82,125)	(35,493)
Net income (loss) attributable to noncontrolling interest	12	(326)	1	(820)
Net loss attributable to Schrödinger common and limited common stockholders	$(47,686)	$(34,644)	$(82,126)	$(34,673)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.67)	$(0.49)	$(1.15)	$(0.49)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	71,161,892	70,582,062	71,106,470	70,328,254

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$127,319	$120,267
Restricted cash	3,500	3,000
Marketable securities	382,246	456,212
Accounts receivable, net of allowance for doubtful accounts of $124 and $108	18,767	31,744
Unbilled and other receivables, net for allowance for unbilled receivables of $40 and $30	12,978	8,807
Prepaid expenses	12,062	5,030
Total current assets	556,872	625,060
Property and equipment, net	11,524	10,025
Equity investments	21,903	43,167
Goodwill	4,791	—
Intangible assets, net	853	—
Right of use assets	90,133	75,384
Other assets	1,804	2,851
Total assets	$687,880	$756,487
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,263	$8,079
Accrued payroll, taxes, and benefits	16,533	18,405
Deferred revenue	47,440	55,368
Lease liabilities	7,180	2,042
Other accrued liabilities	9,174	7,317
Total current liabilities	85,590	91,211
Deferred revenue, long-term	20,105	30,064
Lease liabilities, long-term	88,112	77,827
Other liabilities, long-term	1,000	300
Total liabilities	194,807	199,402
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 62,027,061 and 61,834,515 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	620	618
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at June 30, 2022 and December 31, 2021	92	92
Additional paid-in capital	807,827	786,964
Accumulated deficit	(312,078)	(229,952)
Accumulated other comprehensive loss	(3,403)	(651)
Total stockholders’ equity of Schrödinger stockholders	493,058	557,071
Noncontrolling interest	15	14
Total stockholders’ equity	493,073	557,085
Total liabilities and stockholders’ equity	$687,880	$756,487

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(82,125)	$(35,493)
Adjustments to reconcile net loss to net cash used in
operating activities:
(Gain) loss on equity investments	(11,828)	1,781
Noncash revenue from equity investments	—	(11)
Fair value adjustments	21,864	(19,906)
Depreciation and amortization	2,095	1,614
Stock-based compensation	19,561	11,382
Noncash research and development expenses	—	811
Noncash investment amortization	1,719	2,343
(Gain) loss on disposal of property and equipment	(4)	19
Gain on lease termination	(2)	—
Decrease (increase) in assets, net of acquisition:
Accounts receivable, net	13,489	10,064
Unbilled and other receivables	(4,095)	(925)
Reduction in the carrying amount of right of use assets	3,140	2,663
Prepaid expenses and other assets	(8,719)	(3,914)
(Decrease) increase in liabilities, net of acquisition:
Accounts payable	(2,938)	(2,489)
Accrued payroll, taxes, and benefits	(1,872)	(1,460)
Deferred revenue	(17,887)	(8,030)
Lease liabilities	364	(2,816)
Other accrued liabilities	2,860	4,074
Net cash used in operating activities	(64,378)	(40,293)
Cash flows from investing activities:
Purchases of property and equipment	(3,670)	(3,427)
Purchases of equity investments	(600)	(1,700)
Distribution from equity investment	11,828	375
Proceeds from sale of equity investments	—	15,735
Acquisition, net of acquired cash	(6,427)	—
Purchases of marketable securities	(111,215)	(222,725)
Proceeds from maturity of marketable securities	180,710	164,645
Net cash provided by (used in) investing activities	70,626	(47,097)
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	1,304	5,268
Contribution by noncontrolling interest	—	25
Net cash provided by financing activities	1,304	5,293
Net increase (decrease) in cash and cash equivalents and restricted cash	7,552	(82,097)
Cash and cash equivalents and restricted cash, beginning of period	123,267	202,796
Cash and cash equivalents and restricted cash, end of period	$130,819	$120,699

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$171	$224
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	80	51
Acquisition of right of use assets, contingency resolution	1,513	—
Acquisition of right of use assets	14,767	—
Acquisition of lease liabilities	14,767	—